UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K/A No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 3, 2004

CyGene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15654	22-2789408
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7786 Wiles Road, Coral Springs, Florida 33067

(Address of Principal Executive Office) (Zip Code)

(954) 741-7077

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 4.     Changes In Registrant's Certifying Accountant

On April 29, 2004, (the “Engagement Date”) CyGene Laboratories, Inc. (the “Company”) retained Eisner LLP (“Eisner”) as its auditors to replace Brimmer, Burek & Keelan LLP (“Brimmer”) and audit the books and accounts of the Company for the fiscal year ending March 31, 2004. Previously, the board of directors of the Company approved the decision to dismiss Brimmer and engage Eisner as the Company’s independent accountants.

The report of Brimmer on the financial statements of the Company for the two fiscal years ended March 31, 2003 contained an opinion which raised a substantial doubt about the Company’s ability to continue as a going concern because the Company has incurred recurring operating losses since inception.

In connection with the audits for the past two fiscal years and through the Engagement Date, there were no disagreements with Brimmer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Brimmer, would have caused the firm to make reference thereto in their reports on the financial statements for such period.

During the past two fiscal years and through the Engagement Date, Brimmer has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K issued by the Securities and Exchange Commission). The Company has not consulted with Eisner on any matter during the past two fiscal years and through the Engagement Date. The Company has authorized Brimmer to respond fully to any inquires of Eisner relating to their engagement as the Company’s independent accountant.

The Company has provided Brimmer with a copy of this Report. Brimmer previously provided the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with paragraphs one, two and three above. The Company then requested that Brimmer furnish it with a revised letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above including the first sentence of paragraph four. Brimmer complied, and a copy of this letter is filed as Exhibit 16.2 to this Form 8-K/A No. 2.

Item 7.     Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.	Exhibit Description

16.1	Letter from Brimmer on change of independent accountants dated May 10, 2004(1)
16.2	Letter from Brimmer on change of independent accountants dated June 3, 2004

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(1) Contained in Form 8-K/A filed on June 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CyGene Laboratories, Inc.

Date: June 4, 2004	By:	/s/ MARTIN MUNZER
Martin Munzer President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

16.1	Letter from Brimmer on change of independent accountants Dated May 10, 2004(1)
16.2	Letter from Brimmer on change of independent accountants dated June 3, 2004

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(1) Contained in Form 8-K/A filed on June 2, 2004